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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44884) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan and the 2000 Employee Stock Purchase Plan of The Medicines Company of our report dated February 13, 2001, except for the eighth paragraph of Note 2, as to which the date is February 20, 2001, with respect to the consolidated financial statements of The Medicines Company included in the Annual Report (Form 10-K) for the year ended December 31, 2000.







                                               /s/  Ernst & Young LLP



Boston, Massachusetts
March 30, 2001